EX-4.6
                            FORM OF FINANCING AGREEMENT

                            FORM OF FINANCING AGREEMENT

     THIS FINANCING AGREEMENT ("Financing Agreement") is dated as of March 25, 2002, by and between FREESTAR TECHNOLOGIES, INC., a Nevada corporation, with headquarters located at 1140 Avenue of the Americas, 10th Floor, New York, New York 10036 ("Company"), and __________________, a _____________________ company (who, together with permitted assigns, will be collectively referred to herein as the "Lender").

                               W I T N E S S E T H

     WHEREAS, the Company wishes to induce the Lender to loan to the Company, and the Lender is willing to loan to the Company, subject to the terms and conditions set forth herein, up to ________________________ ($__________) Dollars as a portion of a total loan to the Company of two hundred seventy thousand dollars ($270,000) to be made on terms that are identical to the terms granted to the Lender in this Financing Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Loan. (a) Subject to the terms and conditions set forth herein, the Lender shall loan to the Company ____________________ ($__________) Dollars (the "Loan"), by the delivery of $____________
to the Company in same day U.S. funds by wire transfer to an account designated by the Company.

     (b) In consideration of the Loan and to collateralize the Company's obligations hereunder and under the Related Agreements (as defined below in Paragraph 3(b)), the Company shall issue:

     (1) a promissory note (the "Note") for the principal amount of the Loan substantially in the form of Exhibit A, payable to the order of the Lender; and

     (2) five year Warrants to the Lender or its designee, granting to the Lender or its designee the right to purchase a number of shares of Common Stock equal to the number of shares of Common Stock converted from the Note by the Lender. The Warrants shall be substantially in the form annexed hereto as Exhibit B.

     2.  Reserved.

     3.  Mutual Deliveries.

     (a)  Upon the delivery by the Lender of the Loan as provided in
Section 1 above, the Company shall deliver to the Lender the Note.

     (b) The Company shall also deliver, or cause to be delivered, the original or execution copies of the following instruments and agreements duly executed by all parties thereto other than the Lender (together with the Note - the "Related Agreements"):

     (1)  this Financing Agreement

     (2) Stock Pledge Agreement and Exhibits thereto (in the form attached as Exhibit D), together with the Certificates and Stock Powers;

     (3) The Limited Recourse Guarantee of Paul Egan in the form attached as Exhibit F;

     (4) the Registration Rights Agreement in the form attached as Exhibit C;

     (5)  the Warrants in the form attached as Exhibit B; and

     (6)  the opinions of counsel in the form attached as Exhibit E.

     4.  Representations and Warranties of the Company.   The Company
represents and warrants to the Lender that except as described in the Company's reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Reports"):

     (a) The Company has the corporate power and authority to enter into this Financing Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Financing Agreement and the Related Agreements and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Financing Agreement and the Related Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

     (b) The execution, delivery and performance by the Company of this Financing Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Company which breach or default could reasonably by expected to have a material and adverse effect on the Company.

     (c) Except as set forth in Schedule 4(c) hereto, the Company is in material compliance with all applicable laws, regulations, judgments, decrees and orders material to the conduct of its business.

     (d) Except as set forth in Schedule 4(d) hereto, there is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Financing Agreement or the Related Agreements or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

     (e) Except for filings that may be required under federal or state securities laws, no consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Financing Agreement or the Related Agreements or the taking of any action contemplated hereunder or thereunder.

     (f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its current ownership or leasing of any properties or its ownership or leasing of any properties or the character of its operations as currently conducted requires such qualification or licensing, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has all corporate power and authority, and has obtained all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies necessary to own or lease its properties and conduct its business as currently conducted other than those authorizations, approvals and such other documents the lack of which could not reasonably be expected to have a material and adverse effect on the Company.

     (g) The execution, delivery and performance of this Financing Agreement by the Company and the Related Agreements to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Company's articles of incorporation or bylaws, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of the Company's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties of the Company are bound, (iv) to the Company's knowledge, violate any statute, law or regulation.

     (h) Except as set forth in Schedule 4(h) hereto, there has been no material adverse change in the capitalization, assets, liabilities or income of the Company since the issuance of the financial statements, for the period ending January 31, 2002, delivered to Lender.

     (i) The Company is not in possession of, nor has the Company or its agents disclosed to Lender, any material non-public information (not including the information relating to the negotiations for, and the transaction contemplated by, this Financing Agreement and also not including the information contained in Schedule 7(j), both of which could be considered "material" and which have not yet been publicly announced) that (a) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock, or (b) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

     (j) To the Company's knowledge, none of the following has occurred during the past ten (10) years with respect to the Company (or any subsidiary or predecessor entity) or control person of the Company (a "Person"):

     (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     (2) Such Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) Such Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

         (i) Acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

         (ii)  Engaging in any type of business practice; or

         (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

     (4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) of this item, or to be associated with persons engaged in any such activity;

     (5) Such person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

     (k) Except for vFinance Investments, Inc. the Company represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the Lender. The Company agrees to indemnify the Lender against and hold the Lender harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered in connection with this Financing Agreement or the transactions contemplated hereby.

     (l) The Company intends to use the proceeds from the Loan for the purpose of providing operating capital, and the Company anticipates that it will be able to repay all borrowings from its future cash flow or from further investment In addition, the Company believes that it will be able to, and intends to, comply with all of its obligations and covenants as set forth in the Related Agreements. Consequently, the Company does not believe, and does not intend, that the pledge of shares pursuant to the Related Agreements, will be called. Consequently, and without limiting the generality of the foregoing, the Company warrants that the pledge of the shares is for security only and not in contemplation of a sale of such shares by the Lender. The Company has not arranged for the pledge of the shares as a part of any plan for the further distribution of the pledged securities.

     5. Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Company that:

     (a) If the Lender is a corporation, the Lender has the corporate power and authority to enter into this Financing Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Lender of this Financing Agreement and the Related Agreements and the consummation by the Lender of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Lender. This Financing Agreement and the Related Agreements have been duly executed and delivered by the Lender and constitute valid and binding obligations of the Lender, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

     (b) The execution, delivery and performance by the Lender of this Financing Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Lender.

     (c) There is no pending, or to the knowledge of the Lender, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation that might affect the validity or enforceability of this Financing Agreement or the Related Agreements.

     (d) No consent or approval of, or exemption by, or filing with, any party of governmental or public body or authority is required in connection with the execution, delivery and performance under this Financing Agreement or the Related Agreements or the taking of any action contemplated hereunder or thereunder.

     (e) The Lender qualifies as an accredited Lender for purposes of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act") and Rules 501(a) and 215 thereunder. The Lender acknowledges that it has made an independent due diligence investigation of the Company and has reviewed each of the Reports and that the Company has made available to the Lender at a reasonable time prior to the execution of this Financing Agreement. The Lender has had the opportunity to ask questions and receive answers concerning the business and affairs of the Company and the terms and conditions of the sale of securities contemplated by this Financing Agreement and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to the Lender. The Lender is sophisticated, understands the transactions described in this Financing Agreement and the Related Documents, and has previous experience in making loans to corporations in transactions similar to the Loan contemplated by this Financing Agreement. The Lender has consulted with its legal, financial, accounting, tax, and investment advisors with respect to the advisability of the Lender making the Loan to the Company contemplated by this Financing Agreement, to the extent the Lender has deemed that such consultation is necessary or appropriate. The Lender (a) is able to bear the loss of the entire principal amount of the Loan without any material adverse effect on his, her or its business, operations or prospects, (b) has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of making the Loan to the Company pursuant to this Financing Agreement, (c) realizes that the Company has a significant need for additional financing and without such additional financing may be unable to repay the Notes when due and may have to cease operations, (d) realizes that the advancement of any funds by the Lender to the Company is highly speculative and subject to significant risks including, without limitation, those risks identified in the Reports, and (e) understands that the documents provided to Lender in connection with the transactions contemplated hereby may contain forward-looking information that involve risk and uncertainties that could cause actual results to differ materially from such statements, including, but not limited to, those risks relating to product demand, pricing, market acceptance, the effect of economic conditions, the validity and enforceability of intellectual property rights, the outcome of government regulatory proceedings, competitive products, risks in product and technology development, the ability to complete transactions, and other risks identified in the Reports.

     (f) The Lender understands that the Note, Warrants, and the shares issuable upon conversion of the Note and exercise of the Warrants are characterized as "restricted securities" under the federal securities laws inasmuch as they are being or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933 and applicable state law only in certain limited circumstances. In this regard, the Lender represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act. The Lender understands that it is accepting the Note and the Warrants, and to the extent the Lender receives any shares upon conversion or payment of the Note or exercise of the Warrant, the Lender will accept such securities for investment purposes only and without the view toward the further distribution of such securities except pursuant to a registration statement that may be effective permitting the public offer or sale of such securities, or pursuant to an exemption from registration under federal and applicable state laws. In the event the Lender does attempt to offer or sell the Note, Warrants, or underlying securities in the circumstances contemplated by the preceding sentence, the Lender will do so only in accordance with the requirements of federal and applicable state laws and interpretations thereof.

     (g) If the Registration Statement is not effective, the Lender understands that the certificates evidencing the Shares will bear a legend substantially in the following form:

          "The securities represented by this certificate have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the securities act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the securities act and in accordance with applicable state securities laws."

     The Lender has no intention or right to obtain the shares of the Company's common stock pledged by certain affiliates of the Company to collateralize the repayment of the Note and the Company's performance of its covenants in this Financing Agreement and the Related Documents except pursuant to a foreclosure as permitted in the Related Documents following a material default by the Company and the guarantors, not cured in accordance with the terms of the Related Documents. The Lender has no intention to sell the pledged shares except after a foreclosure accomplished pursuant to the preceding sentence. The Lender has not sought the pledge of the shares pursuant to the Related Documents as a part of any plan or scheme to distribute any securities in a manner not in compliance with the requirements of federal and all applicable state laws.

     In all matters related to this Financing Agreement and the Related Documents, the Lender is acting strictly on his, her, or its own behalf, and is not acting as a group with any other person in connection with this Financing Agreement, the Loan, the Related Documents, or any Loan made, pledge accepted, or Related Documents executed and accepted by any other person, whether or not a part of the $270,000 aggregate Loan being sought by the Company pursuant hereto.

     The Lender is a legal resident of the country set forth beneath his, her, or its signature to this Financing Agreement, and there is no basis that the Lender can claim residence in any country other than such country.

     The Lender is not, and has never been, an "affiliate" of the Company as the term "affiliate" is defined in Rule 405 of Regulation C adopted under the Securities Act of 1933, as amended. If the Lender becomes an affiliate of the Company at any time during the period the Note is outstanding, the Lender will notify the Company in writing.

     6.  [RESERVED]

     7.  Covenants of the Company   The Company covenants and agrees
that, so long as the Note shall be outstanding, except as otherwise required under the Related Agreements, the Company shall:

     (a) Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default as well as all lawful material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that it shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

     (b) Pay, or cause to be paid, all material financing obligations and perform, or cause to be performed, all material obligations promptly and in accordance with the respective terms thereof.

     (c) Implement and maintain a standard system of accounting in accordance with generally accepted accounting principles ("GAAP").

     (d) Provide or otherwise make available to the Lender as soon as available after the end of each fiscal year of the Company, its annual report on Form 10-KSB or similar reports.

     (e) Do, or cause to be done, all things that may be necessary to (i) maintain its due organization, valid existence and good standing under the laws of its state of incorporation; (ii) preserve and keep in full force and effect all qualifications, registrations and licenses in those jurisdictions in which the failure to do so could or would have a material adverse effect; (iii) maintain its power or authority to carry on its business as now conducted; and
(iv) use its best efforts to keep available the services of its key present employees and agents and maintain its current relations with suppliers, customers, distributors and joint venture partners (subject to the business judgment of executive management).

     (f) At all times maintain, preserve, protect and keep material property used and useful in the conduct of its business in a manner not substantially different from the manner in which the Company maintained, preserved, protected, and kept its material property prior to the date of this Financing Agreement.

     (g) Keep insurance on its property in a manner not substantially different from the manner in which the Company maintained insurance prior to the date of this Financing Agreement.

     (h) Not assume, guaranty or otherwise, directly or indirectly, become liable or responsible for the obligations of the any other person or entity, except for 75% or greater owned subsidiaries, for the purpose of paying or discharging the obligations of such person or entity unless such guarantees relate to the business of the Company, are incurred in the ordinary course of its business and do not exceed in the aggregate $100,000.

     (i) Not declare or pay any cash dividends or authorize or make any other distribution on any class of equity securities of the Company.

     (j) Except as set forth in Schedule 7(j) hereto, not consolidate with or merge with or into any entity or sell, lease, transfer, exchange or otherwise dispose of any material part of its properties and assets except in the ordinary course of business, however, the Company may engage in any of the foregoing transactions with a parent or subsidiary of the Company so long as such parent or subsidiary assumes the obligations of the Company hereunder.

     (k) Not enter into any agreement or understanding which may, directly or indirectly, cause or effect a change in "control" as defined in Rule 405 under the Securities Act of 1933, without the prior written consent of the Lender.

     (8)  [RESERVED]

     (9)  Indemnification.  (a)  If

     (1) the Lender becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Related Agreements, or if such Lender is impleaded in any such action, proceeding or investigation by any person, or

     (2) the Lender becomes involved in any capacity in any action, proceeding or investigation brought by the Securities and Exchange Commission, any self-regulatory organization or other body having jurisdiction in connection with or as a result of the consummation of the transactions contemplated by the Related Agreements, or

     (3) if the Lender is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company hereby agrees to indemnify, defend and hold harmless the Lender from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Lender, directly or indirectly, and reimburse such Lender for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The foregoing indemnification does not include any obligation to reimburse the Lender for internal and overhead costs for the time of any officers or employees of the Lender devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of the Note and Related Agreements. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have (other than matters specifically addressed in the Registration Rights Agreement, which shall be governed solely by that agreement), shall extend upon the same terms and conditions to any affiliates of the Lender who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Lender and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Lender, any such affiliate and any such person. The Company also agrees that neither the Lender nor any such affiliate, partner, director, agent, employee or controlling person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the transactions hereunder, except as provided in or contemplated by the Note or Related Agreements unless such action by the Lender or any affiliate, partner, director, agent, employee, or controlling person results from the fraud, negligence, criminal act or omission, or other action or omission by such person that violates any applicable law or regulation

     (b) Notwithstanding the above, the Company shall have no obligation under this Section 9 if any such action, proceeding, or investigation arises out of or relates to any fraudulent, negligent, or criminal act or omission of the Lender or any affiliate, partner, director, agent, employee, or controlling person of the Lender in connection with the transactions contemplated by this Financing Agreement or otherwise, or other action or omission by such person that violates any applicable law or regulation.

     10. Assignment. This Financing Agreement and the Related Agreements may be assigned by the Lender to transferees or assignees of the Note, provided that such assignment or transfer is accomplished in accordance with all applicable laws and in a manner that is reasonably satisfactory to the Company, and provided further that the Company is, prior to or simultaneously with such transfer, furnished with written notice of the name and address of such transferee or assignee, and such assignee agrees in writing to be bound by the terms hereof and provided further that, if the Note is only assigned or transferred in part, then such assignment shall only be made in part on an appropriate proportionate basis. If there is a conflict between this provision and any provision of the Related Agreements, this provision shall govern.

     11.  [RESERVED]

     12. Notices Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:    FREESTAR TECHNOLOGIES, INC.
            1140 Avenue of the Americas, 10th Floor
            New York, New York 10036
            ATT: Paul Egan, President

with a copy to:

Mark Tow & Associates
Attn:  Mark Tow, Esq.
Telephone No.: (949) 975-0544
Facsimile No.: (949) 975-0547

LENDER: to the address, telephone number, and facsimile number set forth beneath his, her or its signature, below.

     13. Severability. If a court of competent jurisdiction determines that any provision of this Financing Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Financing Agreement. If any such invalidity, unenforceability or illegality of a provision of this Financing Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Financing Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Financing Agreement generally.

     14.  Execution in Counterparts.   This Financing Agreement may
be signed in any number of counterparts with the same effect as if the signatures upon any counterpart were upon the same instrument.
All signed counterparts shall be deemed to be one original.    This
Financing Agreement, once executed by a party, may be delivered to the other parties hereto by telephone line facsimile transmission of a copy of this Financing Agreement bearing the signature of the parties so delivering this Financing Agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     15. Expenses. Each party shall bear its own expenses in connection with the preparation of this Financing Agreement and the Related Agreements. In order to a portion of the expenses incurred by the Lender and others involved in the transaction, the Company will pay $10,000 to the law firm of Novack Burnbaum Crystal LLP on behalf of the Lender and others, to be allocated as the Lender may deem appropriate. The payment may be made at the Closing by the Lender from the Closing proceeds.

     16.  Governing Law.   This Financing Agreement and the Related
Agreements shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Financing Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

     17.  Survival of Representations and Warranties.

     (a) The Lender has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties of the Company shall survive the execution and delivery of this Agreement, the Lender's advancement of the Loan, and the Company's delivery of the Note and Warrants to the Lender hereunder. All such representations and warranties of the Company shall continue in full force and effect for three years from the date hereof with respect to claims that may arise hereunder or under the Related Documents.

     (b) The Company has the right to rely fully upon the representations, warranties, covenants and agreements of the Lender contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties of the Lender shall survive the execution and delivery of this Agreement, the Lender's advancement of the Loan, and the Company's delivery of the Note and Warrants to the Lender hereunder. All such representations and warranties of the Lender shall continue in full force and effect for three years from the date hereof with respect to claims that may arise hereunder or under the Related Documents.

     IN WITNESS WHEREOF, the parties have executed this Financing
Agreement as of the date first written above.

                                 FREESTAR TECHNOLOGIES, INC.


                                 Paul Egan, President


                                 INVESTOR:


                                  By: ________________________
                                  Name: _____________________
                                  Title: ______________________
                                  Address: ___________________


                                 EXHIBIT A

                          FORM OF CONVERTIBLE NOTE

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. ___  U.S. $______________  Original Issue Date: March 25, 2002
Holder:  ___________________
         ___________________
Address: ___________________
         ___________________
         ___________________

 SERIES 2002A 8% CONVERTIBLE NOTE DUE MARCH 1, 2003

     THIS Note is one of a duly authorized issue of Notes of FREESTAR TECHNOLOGIES, INC., a Nevada corporation, having a principal place of business at 1140 Avenue of the Americas, New York, New York 10036 (the "Company"), designated as its Series 2002A 8% Convertible Notes, due March 1, 2003 (the "Notes"), in an aggregate principal amount of up to Two Hundred Seventy Thousand and 00/100 Dollars ($270,000.00). This Note is acquired by the Holder (as defined herein) pursuant to the terms of that certain Financing Agreement dated as of the Original Issue Date (as defined herein), between the Company and the Holder, as amended, modified or supplemented from time to time in accordance with its terms ("Financing Agreement").

     FOR VALUE RECEIVED, the Company promises to pay to the Holder or registered assigns, the principal sum of _____________________ Dollars ($___________), on or before March 1, 2003 (the "Maturity Date") and to pay interest to the Holder on the principal sum at the rate of 8% per annum, which interest shall be due and payable on the earlier of the Conversion Date (with respect to the principal amount converted) or the Maturity Date. Interest shall accrue daily commencing on the Original Issue Date (as defined in Section 6) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts that may become due hereunder, has been made. Interest shall be calculated on the basis of a 360-day year and for the actual number of days elapsed. Interest hereunder will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Company regarding registration and transfers of the Notes (the "Note Register"). All overdue, accrued and unpaid interest and other amounts due hereunder shall bear interest at the rate of 18% per annum from the day such interest is due hereunder through and including the date of payment. The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Note Register, except that the Company may, at the Company's option and at any time, pay the principal amount due (but not the interest due) in shares of the Company's Common Stock (as defined in
Section 6) calculated based upon the Conversion Price (as defined below). The Company shall provide the Holder notice of its intention to pay amounts hereunder in cash or shares not less than five (5) Trading Days (as defined in Section 6) prior to the Maturity Date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of interest then accrued on account of the Note, such payment shall be distributed ratably among the Holders based upon the aggregate principal amount of Notes held by each Holder.

     Notwithstanding anything to the contrary contained herein, the Company may not prepay any portion of this Note by issuing shares of its Common Stock unless (i) upon issuance such shares will be legally and validly issued, fully-paid, and non-assessable; and (ii) such shares are registered for resale pursuant to an effective Registration Statement (as defined in Section 6) and (iii) such shares are listed or quoted for trading on an "Authorized Market" (as defined in Section 6). Notwithstanding anything to the contrary contained herein, the Company may not prepay any portion of this Note by issuing shares of its Common Stock if the issuance of such shares would result in a violation of Section 4(a)(ii).

     This Note is subject to the following additional provisions:

     Section 1. The Notes are issuable in denominations of Fifty Thousand Dollars ($50,000.00). The Notes are exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiples of Fifty Thousand Dollars ($50,000) unless such amount represents the full principal balance of Notes outstanding to such Holder. No service charge will be made for such registration of transfer or exchange.

Section 2.

     (a) This Note may not be sold, transferred, assigned, hypothecated or divided into two or more Notes of smaller denominations, nor may any Underlying Shares be transferred, sold, assigned or hypothecated except in accordance with this Section. The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Note or transferring any Underlying Shares; such notice will describe briefly the any proposed transfer and will give the Company the name, address, and tax identification number of the proposed transferee, and will further provide the Company with an opinion of the Holder's counsel that such transfer can be accomplished in accordance with federal and applicable state securities laws (unless such transaction is permitted by the plan of distribution in an effective Registration Statement). Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel.

(i) If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Note or to dispose of Underlying Shares received upon the previous conversion of this Note, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Note or the certificates for such Underlying Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Note or Underlying Shares.

(ii)  If in the opinion of the counsel referred to in this
Section 2, the proposed transfer or disposition of this Note or such Underlying Shares described in the written notice given pursuant to this Section 2 may not be effected without registration or qualification of this Note or such Underlying Shares the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of such counsel, are permitted by law.

     (b)  Prior to transfer of this Note in compliance with this
Section 2, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     Section 3.  Events of Default.

     "Event of Default" wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

     (a) any default in the payment of the principal of, interest on or liquidated damages, or other obligations on conversion in respect of, this Note, free of any claim of subordination, as and when the same shall become due and payable, (whether on an Interest Payment Date, Conversion Date or the Maturity Date or by acceleration or otherwise);

     (b) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Note, the Financing Agreement or the Registration Rights Agreement (as defined in Section 6) and such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been given;

     (c) the Company shall commence a voluntary case under the United States Bankruptcy Code or insolvency laws as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of such involuntary case; or a "custodian" (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay its debts generally as they become due; the Company shall call a meeting of all of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

     (d) the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture, agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness of the Company in an amount exceeding ___________________ dollars ($___________), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

     (e) the Common Stock shall fail to be listed or authorized for quotation on an Authorized Market, or trading in an Authorized Market has been suspended without the Common Stock having been relisted or having such suspension lifted, as the case may be, within five (5) Trading Days, or the closing bid price of the Common Stock on any Trading Day shall be $.10 or less;

     (f) the Company shall be a party to any Change of Control Transaction (as defined in Section 6), shall agree to sell or dispose of all or in excess of 49% of its assets (based on book value calculation as reflected in the Company's most recent financial statements) in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or shall redeem more than a de minimis number of shares of Common Stock or other equity securities of the Company (other than redemptions of Underlying Shares);

     (g) an Event (as hereinafter defined) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty
(30) days from the Event Date (as hereinafter defined) relating thereto (other than as a result from a failure of a Registration Statement to be declared effective by the Commission on or prior to the Effective Date (as defined in the Registration Rights Agreement)); or

     (h) the Company shall fail for any reason to deliver Free Trading Certificates (as defined in Section 6) to a Holder on or prior to the third (3rd) Trading Day after a Conversion Date, or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Notes in accordance with the terms hereof.

     Section 4.  Conversion.

     (a) (i) This Note shall be convertible into shares of Common Stock (subject to the limitation set forth in Section 4(a)(ii)) at the option of the Holder in whole or in part at any time and from time to time commencing sixty-one (61) days after the Original Issue Date and prior to the close of business on the Maturity Date. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by dividing the outstanding principal amount of this Note to be converted by the Conversion Price, each as subject to adjustment as provided hereunder. The Holder shall effect conversions by delivering to the Company a conversion notice in the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"), specifying the information on the Conversion Notice form. Each Conversion Notice shall specify the principal amount of Notes to be converted and the date on which such conversion is to be effected, which date may not be prior to the date of such Conversion Notice is deemed to have been delivered pursuant to
Section 4(h) (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to
Section 4(h). Subject to Section 4(b) hereof, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Note(s) tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Note for such principal amount as has not been converted.

(ii) Certain Conversion Restrictions. The Holder agrees not to convert Notes to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Notes held by such Holder after application of this Section.
The Holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies and to the extent the Holder determines that the restriction contained in this Section applies, the determination of which portion of the principal amount of such Notes is convertible shall be in the sole discretion of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

     (b) (i) Not later than three (3) Trading Days after the
Conversion Date, the Company will deliver to the Holder a Free
Trading Certificate or certificates free of restrictive legends, trading restrictions or stop transfer orders representing the number of shares of the Common Stock being acquired upon the conversion of Notes, and (ii) a corporate check in the amount of all accrued and unpaid interest, together with all other amounts then due and payable in accordance with the terms hereof, in respect of Notes tendered for conversion. The Company shall keep a register and log each conversion of the Notes by entering the amount of the Notes converted and the principal balance of the Notes once the conversion has taken place. There shall be no obligation on the part of the Holder to deliver the Notes with each conversion. Upon a final conversion of the Notes, or payment by the Company of all amounts due under the Notes, as the case may be, the Holder will surrender the original
Notes to the Company. Nothing stated herein shall preclude the Holder from requesting from the Company Notes reflecting the principal balance thereunder which shall be provided to the Holder simultaneously upon the surrender of any Notes in the Holder's possession. The Company shall, upon request of the Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such Free Trading Certificate or certificates, are not delivered to or as directed by the applicable Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion.

(ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section prior to the third Trading Day after a Conversion Date, then the Company shall pay to the Holder $150 per day for each day late in delivering the certificates up to and including the 10th late day, and $500 per day for each day late in delivering the Certificates after the 10th late day ("Liquidated Damages"). Any Liquidated Damages incurred by the Company shall be payable immediately and in cash upon demand in writing made by the Holder, or their agent, to the Company.

(iii).  Intentionally omitted.

(iv) In the event a Holder shall elect to convert a Note or part thereof, the Company may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, or notice, restraining and or enjoining conversion of all or part of said Note shall have been sought and obtained and the Company posts a surety bond for the benefit of such Holder in the amount of 130% of the amount of the Note, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

     (c) (i) The conversion price (the "Conversion Price") in effect shall be 80% of the Market Price; and the term "Market Price" means the lower of (i) the average closing bid price of a share of Common Stock as reported by the National Association of Securities Dealers Electronic Bulletin Board ("OTC Bulletin Board") for the 10 Trading Days prior to March 25, 2002, or (ii) the average closing bid price of a share of Common Stock as reported by the OTC Bulletin Board for the 5 Trading Days immediately preceding the date of receipt by the Company of Notice of Conversion.

(ii) If the Company, at any time while any Notes are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of the Common Stock, (b) subdivide outstanding shares of the Common Stock into a larger number of shares, (c) combine outstanding shares of the Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of the Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii) If the Company, at any time while any Notes are outstanding, shall issue rights or warrants to all holders of the Common Stock (and not to Holders of Notes) entitling them to subscribe for or purchase shares of the Common Stock at a price per share less than the Conversion Price, the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common
Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of the Common Stock offered for subscription or purchase, and the numerator shall be the number of shares of the Common
Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Conversion Price.

Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 4(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 4 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

(iv) If the Company, as applicable with respect to Common Stock Equivalents (as defined below), at any time while this Note is outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common
Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable,

provided, that for purposes hereof, all shares of Common Stock that are issuable upon exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued.

(v) If the Company, at any time while Notes are outstanding, shall distribute to all holders of the Common Stock (and not to Holders of Notes) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Initial Conversion Price at which Notes shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of the Common Stock determined as of the record date mentioned above, and the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of Notes then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional
Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser.

In either case the adjustments shall be described in a statement provided to the holders of Notes of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder of this Note shall have the right thereafter to, at its option, convert the then outstanding principal amount only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common
Stock following such reclassification or share exchange, and the Holders of the Notes shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount could have been converted immediately prior to such reclassification or share exchange would have been entitled. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 4(c)(vi) upon any conversion following such event. This provision shall similarly apply to successive reclassifications or share exchanges.

(vii)  If:

     A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

     B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock;
or

     C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

     D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

     E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Notes, and shall cause to be mailed to the Holders of Notes at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Notes during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

(viii) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(ix)  Whenever the Conversion Price is adjusted pursuant to
Section 4(c)(i) - (v), the Company shall promptly mail to each Holder of Notes, a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(x) Notwithstanding anything to the contrary herein, in no event shall the Conversion Price be adjusted for (i) issuances of shares upon exercise of any warrants, options or convertible securities outstanding as of the date hereof; (ii) issuances of shares upon conversion of any Notes or exercise of the Warrants
(as defined in the Financing Agreement); or (iii) issuances of options (or shares upon the exercise thereof), stock bonuses, or shares pursuant to the Company's 2001 Employee Stock Incentive Plan.

     (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holders (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the Holders at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the Holders of majority in interest of the Notes shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 4), of the Conversion Price (including, if necessary, any adjustment as to the securities into which Notes may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the Holders; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in good faith, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

     (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of the Common Stock solely for the purpose of issuance upon conversion of the Notes and payment of interest on the Notes, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Financing Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(c)) upon the conversion of the outstanding principal amount of the Notes and payment of interest hereunder. The Company covenants that all shares of the Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Registration Statement has been declared effective under the Securities Act, freely tradeable.

     (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     (g) The issuance of certificates for shares of the Common Stock on conversion of the Notes shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Notes so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     (h) Any and all notices or other communications or deliveries to be provided by the Holders of the Notes hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 1140 Avenue of the Americas, New York, New York 10036 (facsimile number: 212-869-7999), attention Paul Egan, President, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York
City time) on such date, (iii) four days after deposit in the United States mails, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

     Section 5.  Prepayment.

     (a) The Company shall have the right to prepay this Note and all accrued but unpaid interest thereon prior to the Maturity Date provided that, if the prepayment is accomplished in cash, the Company shall issue to the Holder a warrant to purchase one (1) share of Common Stock at an exercise price of $.10 for each $.10 principal amount so prepaid, and the warrant will be in the form attached to the Financing Agreement.

     (b) (i) The Company shall give at least five (5) business days, but not more than ten (10) business days, written notice of any intention to prepay this Note prior to the Maturity Date to the Holder which notice shall specify the "Prepayment Date.".

(ii) With respect to any Note for which a Notice of Conversion is submitted to the Company prior to the Prepayment Date, the Notice of Conversion shall take precedence and such Note shall be converted in accordance with the terms hereof. Furthermore, in the event such prepayment is not timely made, the Notice of Prepayment shall be null and void, and any rights of the Company to thereafter prepay this Note shall be subject to the deposit of the amount to be paid in escrow, with an attorney designated by the Holder, not later than two business days after delivery of any Notice.

     Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

     "Authorized Market" means the OTC Bulletin Board, the Nasdaq
SmallCap Stock Market ("NASDAQ"), the American Stock Exchange, Nasdaq National Market or The New York Stock Exchange.

     "Business Day" means any day except Saturday, Sunday and any day that shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

     "Change of Control Transaction" means the occurrence of any of
(i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 49% of the voting securities of the Company coupled with a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, or (ii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company's securities continue to hold at least 40% of such securities following such transaction. The execution by the Company of an agreement to which the Company is a party or by which it is bound providing for any of the events set forth above in (i) or (ii) does not constitute the occurrence of the event until after the event in fact occurs.

     "Common Stock" means the Company's common stock, no par value per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Free Trading Certificates" shall mean certificates representing shares of Common Stock that are eligible for sale pursuant to an effective Registration Statement.

     "Original Issue Date" shall mean the date of the first issuance of any Notes regardless of the number of transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

     "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated March 20, 2002, between the Company and the initial Holders of the Notes.

     "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

     "Trading Day" means (a) a day on which the Common Stock is traded on the NASDAQ, or (b) if the Common Stock is not listed on the NASDAQ, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or
(c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

     "Underlying Shares" means the number of shares of Common Stock into which the Notes are convertible and any shares of Common Stock issuable in payment of interest as provided under and in accordance with the terms hereof and the Financing Agreement.

     Section 7. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

     Section 8. This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof. As long as there are Notes outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holders, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders; or (ii) repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Related Agreements (as defined in the Purchase Agreement).

     Section 9. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

     Section 10. This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Note.

     Section 11. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

     Section 12. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Section 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

     Section 14. Security The obligation of the Company for payment of principal, interest and all other sums hereunder, in the event of a default and failure of the Company to perform hereunder, is secured solely by the pledge of certain shares of the Company's Common Stock owned beneficially and of record by the Persons specified on Schedule A hereto, (the "Collateral Shares") under the terms and conditions of a Stock Pledge Agreement, by reference made a part of the terms of this Note. The security interest of the Holder as to the Collateral Shares is perfected by the delivery of such shares to Novack Burnbaum Crystal, LLP, as escrow agent pursuant to the terms of the Pledge Agreement.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

                                FREESTAR TECHNOLOGIES, INC.


                                Paul Egan, President

                                Attest:


                                Ciaran Egan, Secretary

                                EXHIBIT A

                           NOTICE OF CONVERSION

               (To be Executed by the Registered Holder
                     in order to Convert the Note)

The undersigned hereby elects to convert Note No. [     ] into shares
of Common Stock, no par value (the "Common Stock"), of FREESTAR TECHNOLOGIES, INC. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith, and such transfer may only be accomplished to the extent permitted in Section 2 of this Note No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Notes to be Converted:

Number of shares of Common Stock to be Issued:

Applicable Conversion Price:

Shares to be Issued in Name of:

Shares to be Delivered to:


Signature _____________________________

Name ________________________________
Address ______________________________

                                     EXHIBIT B

                                   FORM OF WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE
SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER
EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                           FREESTAR TECHNOLOGIES, INC.
                           COMMON STOCK PURCHASE WARRANT

     1. Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by FREESTAR TECHNOLOGIES, INC., a Nevada corporation (the "Company"), __________________, a _________________ company or registered assigns
(the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on March 20, 2005 (the "Expiration Date"), a number of fully paid and nonassessable shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), equal to ten percent (10%) of all shares of Common Stock issued to the Holder, or any successor to or assign of the Holder, under a certain Series 2002 A 8% Convertible Note Due March 1, 2003 (the "Note") upon all Notices of Conversion of the Note, at an initial exercise price per share (the "Exercise Price") equal to the Conversion Price as set forth in the Note, subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Financing Agreement, dated as of March 25, 2002 (the "Agreement"), to which the Company and Holder (or Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     2.  Exercise of Warrants.

     (a) This Warrant is exercisable in whole or in part at any time and from time to time. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in this paragraph. The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date," provided that the Holder of this Warrant tenders full payment of the Exercise Price to the Company within five (5) business days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The Company shall deliver the shares of Common Stock to the Holder, or pursuant to the Holder's directions, within three (3) business days of any such payment.

     (b) The Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check or Fed wire transfer.

     2.2 Limitation on Exercise. Notwithstanding the provisions of this Warrant or the Agreement, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock, or (iii) at the Holder's option, on at least sixty-five (65) days' advance written notice from the Holder) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of

     (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of the Notes or other convertible securities), and

     (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made,

would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

     3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

     4. Mutilation or Loss of Warrant Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     6.  Protection Against Dilution and Other Adjustments.

     6.1  Adjustment Mechanism  If an adjustment of the Exercise
Price is required pursuant to Section 6.2, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause

     (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by

     (ii) the adjusted Exercise Price per share, to equal

     (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

     6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this
Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall not be deemed a stock dividend.

     6.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

     (a) the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

     (b) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average Closing Bid Price of the Common Stock for the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the average Closing Bid Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

     7.  Transfer to Comply with the Securities Act; Registration Rights.

     7.1 Transfer. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

     7.2  Registration Rights.

     (a) Reference is made to the Registration Rights Agreement. The Company's obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including the Warrant Shares, to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.

     (b) In addition to the registration rights referred to in the preceding provisions of Section 7.2(a), effective after the expiration of the effectiveness of the Registration Statement as contemplated by the Registration Rights Agreement, the Holder shall have piggy-back registration rights with respect to the Warrant Shares then held by the Holder or then subject to issuance upon exercise of this Warrant (collectively, the "Remaining Warrant Shares"), subject to the conditions set forth below. If, at any time after the Registration Statement has ceased to be effective, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-4, S-8 or successor form), the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Remaining Warrant Shares in such registration statement. If the Holder exercises such election, the Remaining Warrant Shares so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder under the terms of the Registration Rights Agreement). The Holder's rights under this Section 7 shall expire at such time as the Holder can sell all of the Remaining Warrant Shares under Rule 144(k) without volume or other restrictions or limit.

     8. Notices Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

     (i)  if to the Company, to:

FreeStar Technologies, Inc.
1140 Avenue of the Americas
New York, New York 10036
ATT: Paul Egan, President
Telephone No.: (646) 728-2358
Telecopier No.: (212) 869-7999

     (ii) if to the Holder, to its name, address, telephone, and facsimile number set forth beneath its signature.

with a copy to:

Novack Burnbaum Crystal LLP
300 East 42nd Street, 10th Floor
New York, New York 10017
Attn: Edward H. Burnbaum, Esq.

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

     9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

     10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

     11.  Jury Trial Waiver.   The Company and the Holder hereby waive
a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

     12. Counterparts This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     13. Descriptive Headings Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant
as of the 25th   day of March, 2002.

                               FREESTAR TECHNOLOGIES, INC.


                               By:
                               Paul Egan, President

                               ATTEST:


                               Ciaran Egan, Secretary


                      NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right,
represented by the Warrant Certificate dated as of                           ,
        , to purchase                          shares of the Common
Stock, no par value, of FREESTAR TECHNOLOGIES, INC. and tenders herewith payment in accordance with Section 1 of said Common Stock
Purchase Warrant.

CASH:$                             =  (Exercise Price x Exercise Shares)

Payment is being made by:
enclosed check
wire transfer
other

CASHLESS EXERCISE

     Net number of Warrant Shares to be issued to Holder :
_________*

     * based on:  Current Market Value - (Exercise Price x Exercise
Shares)

Market Price of Common Stock

where:

Market Price of Common Stock ["MP"] = $_______________
Current Market Value [MP x Exercise Shares] = $_______________

     It is the intention of the Holder to comply with the provisions of Section 2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder. Based on the analysis on the attached Worksheet Schedule, the Holder believes this exercise complies with the provisions of said Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise that would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

Please deliver the stock certificate to:



Dated:


[Name of Holder]

By:


                         NOTICE OF EXERCISE OF WARRANT
                              WORKSHEET SCHEDULE


1. Current Common Stock holdings of Holder and Affiliates

2. Shares to be issued on current exercise

3. Other shares eligible to be acquired without restriction

4. Total [sum of Lines 1 through 3]

5. Outstanding shares of Common Stock

6. Adjustments to Outstanding

   a. Shares from Line 1 not included in Line 5

   b. Shares to be issued per Line 2

  c. Total Adjustments [Lines 6a and 6b]

7. Total Adjusted Outstanding [Lines 5 plus 6c]

8. Holder's Percentage [Line 4 divided by Line 7]
    %
[Note: Line 8 not to be above 4.99%]

                                    EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 25, 2002 (this "Agreement"), is made by and between FREESTAR TECHNOLOGIES, INC., a Nevada corporation, with headquarters located at 1140 Avenue of the Americas, New York, New York 10036 (the "Company"), and each entity named on a signature page hereto (each, an "Initial Investor") (each agreement with an Initial Investor being deemed a separate and independent agreement between the Company and such Initial Investor, except that each Initial Investor acknowledges and consents to the rights granted to each other Initial Investor under such agreement).

                            W I T N E S S E T H:

     WHEREAS, upon the terms and subject to the conditions of the Financing Agreement, dated as of March 25, 2002, between the Initial Investors and the Company (the "Financing Agreement;" capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement), the Company has agreed to issue and sell to the Initial Investors the Notes; and

     WHEREAS, the Notes are convertible into shares of Common Stock (the "Conversion Shares"; which term, for purposes of this Agreement, shall include shares of Common Stock of the Company issuable in lieu of accrued interest as contemplated by the Notes) upon the terms and subject to the conditions contained in the Notes; and

     WHEREAS, the Company has agreed to issue the Warrants to the Initial Lenders in connection with the issuance of the Debentures, and the Warrants may be exercised for the purchase of shares of Common Stock (the "Warrant Shares") upon the terms and conditions of the Warrants; and

     WHEREAS, to induce the Initial Investors to execute and deliver the Financing Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Registrable Securities;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (a)  "Closing Date" means the date hereof.

     (b) "Effective Date" means the date the SEC declares a Registration Statement covering Registrable Securities and otherwise meeting the conditions contemplated hereby to be effective.

     (c)  "Initial Investors" means Papell Holdings, Ltd., a
Turks & Caicos Islands company, and Boat Basin Investors,
L.L.C., a St. Kitts and Nevis limited liability company.

     (d) "Investors" means the Initial Investors and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof and who holds Debentures, Warrants or Registrable Securities.

     (e) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by a determination in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time; in each case where such determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

     (e)  "Principal Trading Market" means The NASDAQ/Over-the-
Counter Bulletin Board Market.

     (f) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United
States Securities and Exchange Commission (the "SEC").

     (g) "Registrable Securities" means the Conversion Shares and the Warrant Shares.

     (h) "Registration Statement" means a registration statement of the Company under the Securities Act covering Registrable Securities on
Form SB-2, if the Company is then eligible to file using such form, and if not eligible, on Form S-1 or other appropriate form.

2.  Registration.

     (a)  Mandatory Registration.

        (i) The Company shall prepare and file with the SEC, as soon as possible after the Closing Date a Registration
        Statement registering for resale by the Investor a sufficient number of shares of Common Stock for the Initial Investors to sell the Registrable Securities, but in no event less than the number of shares equal to the aggregate of (x) two hundred percent (200%) of the number of shares into which the Notes and all interest thereon through the Maturity Date (as defined in the Notes) would be convertible at the time of filing of such Registration
        Statement (assuming for such purposes that all Notes had been issued, had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such issuance, eligibility, accrual of interest or conversion had in fact occurred as of such date) and (y) the number of Warrant Shares which would be issuable on exercise of the Warrants (assuming for such purposes that Warrants for the twice the number of shares as are covered by the Warrants actually issued on the Closing Date had been issued, had been eligible for exercise and had been exercised for Warrant Shares in accordance with their terms, whether or not such issuance, eligibility or exercise had in fact occurred as of such date). The Registration Statement shall also state that, in accordance with Rule 416 and 457 under the Securities
        Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Notes or exercise of the Warrants to prevent dilution resulting from stock splits, or stock dividends. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (the "Required Effective Date") which is no later than the earlier of (Y) five (5) business days after oral or written notice by the SEC that it may be declared effective or (Z) sixty (60) days after the Closing Date.

        (ii) The aggregate number of shares registered for the Investors in each Registration Statement or amendment thereto shall be allocated among the Investors on a pro rata basis among them according to their relative Registrable Shares included in such Registration Statement.

     (b)  Payments by the Company.

        (i) If the Registration Statement covering the Registrable Securities is not declared effective by the SEC by the Required Effective Date, then (i) the Company will pay the Initial Investor on such day an amount equal to 3% of the outstanding principal amount of the Notes as of such date;

        (ii) unless the Effective Date has previously occurred, thirty (30) days after the Required Effective Date, the Company will pay the Initial Investor on such day an additional amount equal to 3% of the outstanding principal amount of the Note as of such date; and (iii) unless the Effective Date has previously occurred, sixty (60) days after the Required Effective Date, the Company will pay the Initial Investor on such day an additional amount equal to 3% of the outstanding principal amount of the Notes as of such date. All amounts due pursuant to this Section 2(b)(i) shall be paid by the Company to the Initial Investor in immediately available funds.

        (ii) The parties acknowledge that the damages that may be incurred by the Investor if the Registration Statement has not been declared effective by the Required Effective Date may be difficult to ascertain. The parties agree that the amounts provided in Section 2(b)(i) represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages and, except for any rights or remedies granted by one or more pledgors under that certain Stock Pledge Agreement of event date herewith or otherwise, shall be the Initial Investor's sole remedy against the Company with respect to such damages.

        (iii) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Initial Investor or its counsel.

     3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

     (a) Prepare promptly, and file with the SEC a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times during the period
(the "Registration Period") continuing until the earlier of (i) the date when the Investors may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits or
(ii) the date the Investors no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and Prospectuses, as defined below, contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

     (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

     (c) Permit a single firm of counsel designated by the Initial Investors (which, until further notice, shall be deemed to be Novack Burnbaum Crystal LLP, which firm has requested to receive such notification; each, an "Investor's Counsel") to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects;

     (d) Notify each Investor and the Investor's Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than three (3) business days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement;
(C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investors); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects;
(v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Investor's Counsel with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(d) not later than one (1) business day in advance of the filing of such responses with the SEC so that the Investors shall have the opportunity to comment thereon;

     (e) Furnish to each Investor and to Investor's Counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary Prospectus and Prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a Prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

     (f) As promptly as practicable after becoming aware thereof, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

     (g) As promptly as practicable after becoming aware thereof, notify each Investor who holds Registrable Securities being sold
(or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of a notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

     (h) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company shall, if lawful to do so, provide the Investor with at least two (2) business days' notice of the existence (but not the substance of) a Potential Material Event;

     (i) Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the Principal Trading Market and the quotation of the Registrable Securities on the Principal Trading Market.

     (j) Provide a transfer agent ("Transfer Agent") and registrar, which may be a single entity, for the Registrable Securities not later than the initial Effective Date.

     (k) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the Transfer Agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel, which shall include, without limitation, directions to the Transfer Agent to issue certificates of Registrable Securities(including certificates for Registrable Securities to be issued after the Effective Date and replacement certificates for Registrable Securities previously issued) without legends or other restrictions; and

     (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable
Securities pursuant to the Registration Statement.

     4. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

     (a) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

     (b) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     5.  Expenses of Registration.   All reasonable expenses (other
than underwriting discounts and commissions of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company. In addition, a fee for a single counsel for the Investors (as a group and not individually) equal to $2,500 for the review of each Registration Statement and $1,500 for each post-effective amendment to a Registration Statement, shall be borne by the Company.

     6. Indemnification. After Registrable Securities are included in a Registration Statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless, the Investor, the directors, if any, of such Investor, the officers, if any, of such Investor, and each Person (each, an "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Securities Exchange
Act of 1934, as amended (the "Exchange Act") or otherwise, insofar as such Claims (or actions or proceedings, whether commenced in respect thereof) arise out of or are based upon:
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final Prospectus
(as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities
Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being collectively referred to as "Violations"). The Company shall reimburse the Investor, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Party expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such Prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the Prospectus made available by the Company; or (iii) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Investor will indemnify the Company, its officers, directors and agents (including legal counsel) (each an "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions set forth in this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party, and shall survive the offering and transfer of the Registrable Securities by the Investor.

     (b)  Promptly after receipt by an Indemnified Party under this
Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party, as the case may be; provided, however, that an Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified
Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) except where the seller has committed fraud (other than a fraud by reason of the information included or omitted from the Registration Statement as to which the Company has not given notice as contemplated under Section 3 hereof) or intentional misconduct, contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8. Reports under Securities Act and Exchange Act. With a view to making available to Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without Registration ("Rule 144"), the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

     (c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without Registration; and

     (d) at the request of any Investor holding Registrable Securities (a "Holder"), give its Transfer Agent irrevocable instructions (supported by an opinion of Company counsel, if required or requested by the Transfer Agent) to the effect that, upon the Transfer Agent's receipt from such Holder of

     (i) a certificate (a "Rule 144 Certificate") certifying (A) that the Holder's holding period (as determined in accordance with the provisions of Rule
     144) for the shares of Registrable Securities which the Holder proposes to sell (the "Securities Being
     Sold") is not less than (1) year and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the Securities Act, and

     (ii) an opinion of counsel acceptable to the Company
     (for which purposes it is agreed that the initial
     Investor's Counsel shall be deemed acceptable) if not given by Fredrikson & Byron, P.A. within three (3) business days after request by the Investor that, based on the Rule 144 Certificate, Securities Being
     Sold may be sold pursuant to the provisions of Rule
     144, even in the absence of an effective Registration
     Statement,

the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the Holder, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Holder). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

     9. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of the Registrable Securities (or all or any portion of any unconverted Debentures) only if the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned.

     10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a eighty (80%) percent interest of the Registrable Securities (as calculated by the stated value of the Notes). Any amendment or waiver effected in accordance with this
Section 10 shall be binding upon each Investor and the Company.

     11.  Miscellaneous.

     (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable
Securities.

     (b) Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Financing Agreement,
(i) if to the Company or to the Initial Investor, to their respective address contemplated by the Financing Agreement, and
(ii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

     (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

     (e) The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement or any of the other Transaction Agreements.

     (f) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     (g) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     (h) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     (i) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

     (j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     (k) Neither party shall be liable to the other party hereunder for any indirect, special, incidental or consequential damages.

     (l) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.
There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This
Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     COMPANY:

                                     FREESTAR TECHNOLOGIES, INC.


                                     By: /s/  Paul Egan
                                     Name: Paul Egan
                                     Title: President


                                     INITIAL INVESTORS:


                                     PAPELL HOLDINGS, LTD.


                                    By: /s/  International First Secretarial
                                    Group Ltd.
                                    International First Secretarial Group
                                    Ltd., Director


                                    By: /s/ C.B. Williams
                                    C.B. Williams

                                    BOAT BASIN INVESTORS LLC


                                    By: /s/  Abi Beck
                                    Abi Beck, Manager


                                   EXHIBIT D

                              STOCK PLEDGE AGREEMENT

     STOCK PLEDGE AGREEMENT ("Agreement") entered into as of the 25th day of March, by and among the persons set forth on Schedule 1 (the "Secured Parties," and each a "Secured Party"), FREESTAR
TECHNOLOGIES, INC., a Nevada corporation having its principal executive offices at 1140 Avenue of the Americas, New York, New York 10036 ("Company") and PAUL EGAN ("Pledgor").

                                   RECITALS

     A. Pledgor has agreed to pledge certain Company shares as security for: (i) the performance by the Company of its obligations under its Series 2002A 8% Convertible Notes in an aggregate principal amount of Two Hundred Seventy Thousand and 00/100 Dollars
($270,000.00) payable to the Secured Parties (the "Notes"); (ii) the performance by the Company of its obligations, covenants, and agreements under the Financing Agreements between the Company and each Secured Party as well as the Related Agreements (as that term is defined in the Financing Agreement), and (iii) the performance by the Pledgor under the Unconditional Guaranty executed by the Pledgor
(the "Guaranty"). Capitalized terms in this Agreement that are not identified herein will have the meanings given such terms in the Notes.

     B. The Secured Parties are willing to accept the Notes from the Company only upon receiving Pledgor's guarantee and pledge of certain stock of the Company, as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Grant of Security Interest. Pledgor hereby pledges to the Secured Parties (and to each of them to the extent of the Note held by each), as collateral and security for the Secured Obligations (as defined in paragraph 2) all of the shares of Common Stock set forth on the attached Schedule 2 of this Agreement (the "Pledged Shares"). Unless otherwise set forth on Schedule 2 of this Agreement, the Pledgor is the beneficial and record owner of the Pledged Shares set forth opposite Pledgor's name on such Schedule. Such Pledged Shares, together with any substitutes therefor, or proceeds thereof, are hereinafter referred to collectively as the "Collateral."

     2. Obligations Secured. During the term hereof, the Collateral shall secure the following:

     (a) The performance by the Company of its obligations, covenants, and agreements under the Notes, the Financing
     Agreements, and the Related Agreements (the "Transaction
     Documents"), and

     (b) The performance by the Pledgors of their obligations, covenants, and agreements under the Guaranty

The obligations, covenants and agreements described in clauses (a) and (b) are the "Secured Obligations."

     3. Perfection of Security Interests. Upon execution of this Agreement by each Pledgor, the Pledgor shall deliver and transfer possession of the stock certificates identified opposite the Pledgor's name on Schedule 2 of this Agreement (the "Certificates"), together with stock transfer powers duly executed in blank by the registered owner of the shares represented by such Certificates, with appropriate Medallion signature guaranty ("Stock Powers"), to the Secured Parties to be held by the Secured Parties until the earlier of

     (a)  the termination of this Agreement or

     (b) foreclosure of Secured Party's security interests as provided herein.

The Pledgor hereby appoints the Secured Parties, or either of them, as attorney-in-fact to execute all documents and perform all acts as Secured Parties, in order to perfect and maintain a valid security interest for Secured Parties in the Collateral.

     4. Assignment. Only in connection with the transfer of the Notes in accordance with their terms, a Secured Party may assign or transfer the whole or any part of its security interest granted hereunder, and may transfer as collateral security the whole or any part of Secured Party's security interest in the Collateral. Any transferee of the Collateral shall be vested with all of the rights and powers of Secured Party hereunder with respect to the Collateral.

     5. Pledgors' Warranty. Each Pledgor represents and warrants hereby to the Secured Parties as follows with respect to the Pledged Shares set forth opposite such Pledgor's name on Schedule 2 to this
Agreement:

     (a) Title: (i) that upon transfer by Pledgor of the Pledgor's Certificates and Stock Powers to Secured Parties pursuant to this Agreement at such time, if any, as the occurrence of an Event of Default by the Company under the Notes, the Secured Parties (and each of them to the extent of the Notes held by such Secured Party) will have good title (both record and beneficial) to the Pledged Shares;

     (ii) that there are no restrictions upon transfer and pledge of the Pledged Shares pursuant to the provisions of this Agreement except the restrictions imposed by Rule 144 under the Securities Act of 1933, and that such restrictions on resale shall not be applicable if an Event of Default occurs under the Notes, and the Secured Parties exercise their remedies under the Guaranty and foreclose on the Pledged Shares;

     (iii) that the Pledged Shares are free and clear of any encumbrances of every nature whatsoever, the Pledgor is the sole owner of the Pledged Shares, and such shares are duly authorized, validly issued, fully paid and non-assessable,

     (iv) the Pledgor has owned the Pledged Shares since the date specified on Schedule 1 to this Agreement. The Pledgor further agrees not to grant or create, any security interest, claim, lien, pledge or other encumbrance with respect to the Pledgor's Pledged Shares or attempt to sell, transfer or otherwise dispose of any of such shares until the Secured Obligations have been paid in full or this Agreement terminates; and

     (v) this Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws, now or hereafter in effect).

The Company represents and warrants that the Pledged Shares are duly authorized, validly issued, fully paid and non-assessable and that it will not permit the transfer of the Pledged Shares except in accordance with this Agreement while the same is in effect.

     (b) Other: (i) Pledgor has made necessary inquiries of the Company and believes that the Company fully intends to fulfill and has the capability of fulfilling the Secured Obligations to be performed by the Company in accordance with the terms of the Notes, the Financing Agreements, and the Related Agreements.

     (ii) The Pledgors are not (and neither of them is ) acting, and have not (and neither of them has) agreed to act, in any plan to sell or dispose of the pledged shares in a manner intended to circumvent the registration requirements of the Securities Act of 1933, as amended, or any applicable state law.

     (iii) Pledgor has been advised by counsel of the elements of a bona-fide pledge for purposes of Rule 144(d)(3)(iv) under the Securities Act of 1933, as amended, including the relevant SEC interpretations and affirm the pledge of shares by the Pledgor pursuant to this Pledge Agreement will constitute a bona-fide pledge of such shares for purposes of such Rule.

     6. Collection of Dividends and Interest During the term of this Agreement and so long as Pledgor is not in default under the Notes, Pledgor is authorized to collect all dividends, distributions, interest payments, and other amounts that may be, or may become, due on any of the Collateral.

     7. Voting Rights During the term of this Agreement and until such time as this Agreement has terminated or Secured Party has exercised its rights under this Agreement to foreclose its security interest in the Collateral, Pledgor shall have the right to exercise any voting rights evidenced by, or relating to, the Collateral.

     8. Warrants and Options. In the event that, during the term of this Agreement, subscription, warrants, dividends, or any other rights or option shall be issued in connection with the Collateral, such warrants, dividends, rights and options shall be immediately delivered to Secured Party to be held under the terms hereof in the same manner as the Collateral.

     9. Preservation of the Value of the Collateral and Reimbursement of Secured Party Pledgor shall pay all taxes, charges, and assessments against the Collateral and do all acts necessary to preserve and maintain the value thereof. On failure of Pledgor, Secured Party may make such payments on account thereof as (in Secured Party's discretion) is deemed desirable, and Pledgor shall reimburse Secured Party immediately on demand for any and all such payments expended by Secured Party in enforcing, collecting, and exercising its remedies hereunder.

     10.  Default and Remedies.

     (a)  For purposes of this Agreement, "Event of Default" shall mean

     (i) default in the performance by the Company or the Pledgor of any of the Secured Obligations after the expiration, without cure following the expiration of any applicable cure period; and

     (ii) a breach by the Pledgor of any of his representations, warranties, covenants or agreements in this Agreement.

     (b) During the term of this Agreement, the Secured Party shall have the following rights after any Event of Default and for so long as the Secured Obligations are not satisfied in full:

     (i) the rights and remedies provided by the Uniform Commercial Code as adopted by the State of New York (as said law may at any time be amended), except that the Secured Party waives any right to a deficiency pursuant to
     Section 9-608 thereof or otherwise;

     (ii) the right to receive and retain all dividends, payments and other distributions of any kind upon any or all of the Pledged Shares as additional Collateral;

     (iii)  the right to cause any or all of the Pledged
     Shares and all additional Collateral to be transferred to its own name and have such transfer recorded in any place or places deemed appropriate by Secured Party; and

     (iv) the right to sell, at a public or private sale, the Collateral or any part thereof for cash, upon credit or for future delivery, and at such price or prices in accordance with the Uniform Commercial Code (as such law may be amended from time to time). Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Secured Party shall give the Pledgor not less than ten (10) days written notice of its intention to make any such sale. Any such sale shall be held at such time or times during ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party may adjourn or cancel any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.
     In case of any sale of all or any part of the Collateral upon terms calling for payments in the future, any Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall incur no liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice. Secured Party, however, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, the Pledgor having been given due notice of all such action. Secured Party shall incur no liability as a result of a sale of the Collateral or any part thereof.

     (c) Notwithstanding anything in this Agreement to the contrary, the Secured Party may only exercise the rights and remedies set forth in this Section 10 with respect to up to the aggregate number of shares of Common Stock into which the outstanding Notes are then convertible, and simultaneously with such exercise the amount owing by the Company under the Notes shall be reduced by an amount equal to the then applicable Conversion Price (as defined in the Note) multiplied by the number of Pledged Shares with respect to which the Secured Party has exercised its foregoing rights and remedies. For the purposes of any such sale, the Conversion Price set forth in any Notice of Conversion (as defined in the Note) issued in connection with the sale of the Collateral shall be controlling, regardless of the actual price received for the sale of the Collateral. There shall be no obligation on the part of the Secured Parties to sell the Collateral at one sale. The sale of Collateral may take place on as many occasions as Secured Parties deem fit in order to pay in full the Secured Obligations.

     (d) Should the Secured Parties (or any of them) exercise the rights set forth in clauses (b)(ii) or (b)(iii) of this Section 10, the Secured Party(ies) so acting shall assign to the Pledgor all of the rights and benefits of such Secured Party(ies) under the Notes, the Financing Agreements, and Related Agreements The Secured Party(ies) shall make such assignment to the Pledgor without recourse.

     11. Waiver The Pledgor waives any right that it may have to require Secured Party to proceed against any other person, or proceed against or exhaust any other security, or pursue any other remedy
Secured Party may have.

     12. Term of Agreement. This Agreement shall continue in full force and effect until the Secured Obligations shall have been paid in full and the security interests are thereby released or until amounts owing under the Notes have been reduced to zero (-0-) pursuant to Section 10(c) hereof. Upon termination of this Agreement, the Collateral shall be returned within five (5) Business Days to Pledgor or counsel for the Company.

     13.  General Provisions:

     13.1 Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto.

     13.2 Captions. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to define, limit, extend, describe, or affect in any way the meaning, scope or interpretation of any of the terms or provisions of this Agreement or the intent hereof.

     13.3 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures upon any counterpart were upon the same instrument.  All signed
counterparts shall be deemed to be one original.    This
Agreement, once executed by a party, may be delivered to the other parties hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     13.4 Further Assurances The parties hereto agree that, from time to time upon the written request of any party hereto, they will execute and deliver such further documents and do such other acts and things as such party may reasonably request in order fully to effect the purposes of this Agreement. The
Transfer Agent Instructions annexed hereto are deemed an integral part of this Agreement.

     13.5 Waiver of Breach. Any waiver by either party of any breach of any kind or character whatsoever by the other, whether such be direct or implied, shall not be construed as a continuing waiver of or consent to any subsequent breach of this Agreement.

     13.6 Cumulative Remedies. The rights and remedies of the parties hereto shall be construed cumulatively, and none of such rights and remedies shall be exclusive of, or in lieu or limitation of any other right, remedy, or priority allowed by applicable law.

     13.7 Amendment. This Agreement may be modified only in a written document that refers to this Agreement and is executed by Secured Parties, the Pledgor and the Company.

     13.8 Interpretation. This Agreement shall be interpreted, construed, and enforced according to the substantive laws of the State of New York.

     13.9  Governing Law.   This Agreement shall be governed by and
construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New
York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

     13.10 Notice Any notice or other communication required or permitted to be given hereunder shall be effective upon receipt. Such notices may be sent (i) in the United States mail, postage prepaid and certified, (ii) by express courier with receipt,
(iii) by facsimile transmission, with a copy subsequently delivered as in (i) or (ii) above. Any such notice shall be addressed or transmitted as follows:

If to Pledgor:

Paul Egan
Calle Fantino Falco #24
Santo Domingo
Dominican Republic
Tel:  809-503-5736
Fax:  809-472-2377

If to Secured Party, to the addresses set forth on Schedule 1.
or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     13.11 Acknowledgement by Pledgors In the event that any provision of the Notes or this Agreement as applied to any party or circumstances shall be adjudged by a court to be invalid or unenforceable, Pledgor acknowledges and agrees that this Agreement shall remain valid and enforceable in all respects against Pledgor.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day, month and year first above written.

                                  SECURED PARTIES:

                                  PAPELL HOLDINGS, LTD.


                                  By: /s/  International First
                                  Secretarial Group Ltd.
                                  International First Secretarial Group
                                  Ltd., Director


                                  By: /s/ C.B. Williams
                                  C.B. Williams, Director


                                  BOAT BASIN INVESTORS LLC


                                  By: /s/  Abi Beck
                                  Abi Beck, Manager


                                  FREESTAR TECHNOLOGIES, INC.


                                  By: /s/  Ciaran Egan
                                  Ciaran Egan, Chief Financial Officer


                                  PLEDGOR:


                                  /s/  Paul Egan
                                  Paul Egan

                                   SCHEDULE 1
                                 Secured Parties

Name                           Address                Dollar Value of Notes

Papell Holdings, Ltd.      Duke Street, P.O. Box 65        $200,000
A Turks & Caicos           Grand Turks
Islands Company            Turks & Caicos Islands
                           British West Indies

Boat Basin Investors LLC   Main Street                     $ 70,000
A St. Kitts & Nevis        Hunkins Plaza
Limited Liability          P.O. Box 556
Company                    Charlestown
                           Nevis, West Indies

                                 SCHEDULE 2

     The following shares are pledged hereunder as the Pledged
Shares, each certificate in the name of:

Holders Name        Certificate No.      No. of Shares     Date of Acquisition

Paul Egan                01554             4,000,000

                                     EXHIBIT E

                             FORM OF OPINION OF COUNSEL

___________, 2002


Re:  FreeStar Technologies, Inc.

Ladies and Gentlemen:

     We have acted as counsel to FreeStar Technologies, Inc., a corporation incorporated under the laws of the State of Nevada (the "Company"), in connection with the proposed loan of $270,000 that certain accredited investors propose to make to the Company pursuant to a Financing Agreement between the Company and Papell Holdings, Ltd. and Boat Basin Investors, LLC (the "Lenders") dated March 25, 2002, including all schedules, exhibits and appendices attached thereto and all documents and instruments executed and delivered as contemplated thereby (collectively, the "Agreements"), and to Paul Egan, president of the Company, in connection with an Unconditional Guaranty and Pledge Agreement ("Egan Transaction Documents") to be given by him in connection with the Agreements. All capitalized terms appearing in this Opinion Letter, unless defined herein, shall have the meanings ascribed to them in the Agreements or in the Egan Transaction Documents, as the case may be.

     In connection with rendering the opinions set forth herein, we have examined drafts of the Agreements, Egan Transaction Documents, the Company's Certificate of Incorporation, and its Bylaws, each as amended to date, the proceedings of the Company's Board of Directors taken in connection with entering into the Agreements, and such other documents, agreements and records as we deemed necessary to render the opinions set forth below.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA
Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

     In rendering the opinions included herein, we have relied upon the factual representations and warranties made by the Company in the Agreements, and upon other factual representations made to us by the Company. Based upon and subject to the foregoing, we are of the opinion that:

     1. (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, (b) is duly qualified to do business as a foreign corporation and is in good standing in the states of Nevada and New York, and (c) the Company has all requisite corporate power and authority to own its properties and conduct its business.

     2.  The Company's common stock is registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended.

     3.(a) The Company has the requisite corporate power and authority to enter into the Agreements and to perform the transactions described therein; each of the Agreements has been duly and validly authorized by all necessary corporate action by the Company. Paul Egan has the requisite power and authority to enter into and perform the Egan Transaction Documents.

       (b) No approval of any governmental or other body is required for the execution and delivery of each of the Agreements by the Company and the Egan Transaction Documents by Paul Egan or the consummation of the transactions contemplated thereby except to the extent such approval is required by the securities (blue sky) laws of any state.

       (c) Each of the Agreements has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, and each of the Egan Transaction Documents has been duly and validly executed and delivered by Paul Egan and is a valid and binding obligation of Paul Egan, enforceable in accordance with its terms.

     4. To our knowledge, after due inquiry, the execution, delivery and performance of the Agreements by the Company and the Egan Transaction Documents by Paul Egan, and the performance of its and Paul Egan's obligations thereunder, respectively, do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (a) the Company's Articles of Incorporation or Bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property is bound, (c) any applicable statute or regulation, or (d) any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property.

     The completion of the transactions contemplated in the Agreements in accordance with the terms and conditions of the Agreements and the Egan Transaction Documents, will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed provided the Company files its additional listing application as required by the National Association of Securities Dealers in connection with securities quoted on the Nasdaq SmallCap Marketplace.

     Based on representations from the Company, the Lenders, and the Pledgor that the proposed loan transaction contemplated by the Agreements is secured by a bona fide pledge of securities, the provisions of Rule 144(d)(3)(iv) are applicable. Upon an Event of Default that occurs under the Agreements and the Egan Transaction Documents, any restrictive legend appearing on the Pledged Shares may be removed by the transfer agent upon transfer of the shares to the Secured Parties, and such Pledged Shares may thereafter be sold into the market without restriction.

     The phrase "Primary Lawyer Group," as used in the Accord, is hereby modified and for the purposes of applying the Accord to this Opinion Letter, the Primary Lawyer Group means Mark Tow.

     You have also requested that we make certain factual representations to you, based upon our investigation. In that connection:

     Based on the articles of incorporation which the Company advises us is complete and accurate, the authorized capital of the Company consists of 80,000,000 shares of Common Stock, $.001 par value.

     To our knowledge, there is no pending or threatened litigation, investigation or other proceedings against the Company or Paul Egan.

     The Pledgor has each represented that he has acquired the Pledged Shares pursuant to the Company's 2001 Employee Stock
Option Incentive Plan, which has been registered on Form S-8 with the Securities and Exchange Commission

     To the extent any of the foregoing opinions or factual representations is based on information or representations of one or more specified individuals, organizations, agencies or entities or is stated to be "to the best of our knowledge," we hereby confirm that we are aware of no information inconsistent with such opinion there expressed.

     The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Agreements and may not be relied upon by any other person or entity or for any other purpose without our prior consent.

Very truly yours,

MARK TOW & ASSOCIATES


                                      EXHIBIT F

                             UNCONDITIONAL GUARANTEE

     THIS UNCONDITIONAL GUARANTY ("Guaranty"), dated as of March 25, 2002, is made by PAUL EGAN, with an address at Calle Fantino Falco #24, Edificio J. Baez, Ensanche Naco, Santo Domingo, Dominican Republic ("Guarantor") in favor of persons named on Schedule 1 (together with its permitted assigns and successors, the "Holders").

     Reference is made to the Series 2002A 8% Convertible Notes in an aggregate amount of $270,000 dated of even date herewith, (the "Notes") that FREESTAR TECHNOLOGIES, INC., a Nevada corporation (the "Obligor") has issued to the Holders. Reference is also made to the Stock Pledge Agreement, dated of even date herewith (the "Pledge Agreement"), pursuant to which the Guarantor has pledged to the Holders an aggregate of 4,000,000 shares of Common Stock owned of record and beneficially by the Guarantor (the "Pledged Stock") as partial collateral to secure payment and performance of the "Secured Obligations" described below.

     Unless otherwise defined herein, all capitalized terms, when used herein shall have the same meaning as is defined in the Note. In order to induce the Holders to provide an aggregate of $270,000 to the Obligor, as evidenced by the Notes, the undersigned Guarantor has agreed to execute and deliver this Guaranty to the Holders. The Guarantor is the president and a director of the Obligor.

     The Guarantor does hereby irrevocably and unconditionally guaranty to the Holders, to the extent hereinafter set forth, the full and timely performance by the Obligor of each of the Obligor's covenants, agreements, and obligations under the Notes (which obligation is hereafter referred to as the "Secured Obligations").

     This is an absolute, irrevocable and unconditional guaranty of payment and performance and not merely of collection and the Guarantor shall be liable with the Obligor. In furtherance hereof, the Guarantor does hereby acknowledge and confirm that the Secured Obligations are intended to and will confer significant benefit upon the Guarantor.

     1. Notwithstanding any payment(s) made by the Guarantor hereunder, but without prejudice to the Guarantor's rights as a creditor of the Obligor, the Guarantor shall in no event be entitled to be subrogated to any of the rights of the Holder against the Obligor unless and until all Secured Obligations shall have been paid in full; and the Guarantor shall in no event seek any contribution or reimbursement from the Obligor in respect of any payment(s) made by or received in respect of the Guarantor hereunder, unless and until all of the Secured Obligations shall have been paid in full.

     2. The Guarantor hereby acknowledges and agrees that the validity of this Guaranty and the Guarantors' obligations hereunder shall in no way be terminated, modified, affected, impaired or diminished by reason of

     (i) any failure by the Holders (or any of them) to insist in any one or more instances upon strict performance or observance by the Obligor of any of the terms, provisions or conditions of the Note,

     (ii) any assertion or non-assertion by the Holders (or any of them) against the Obligor of any of the rights or remedies reserved to the Holders in the Notes,

     (iii) any forbearance by the Holders (or any of them) from exercising any of its rights or remedies as aforesaid,

     (iv) any bankruptcy, insolvency, receivership, reorganization, liquidation or other similar proceeding relating to the Obligor,

     (v) any relief of the Obligor and/or the Guarantor from any of its obligations under any of the Notes, by operation of law, in equity or otherwise,

     (vi) any amendment, modification, extension, renewal, termination, compromise or waiver under or in respect of any of the Notes, or

     (vii) any transfer, assignment or negotiation of any of the Notes or this Guaranty.

     Except for any required demand in respect of payment hereunder, the Guarantor hereby waives any and all notice, demand, presentment, protest and other such privilege or formality, and all notice in respect of the creation, renewal, extension or accrual of any Secured Obligations. The Guarantor represents and warrants to the Holders that this Guaranty has been duly executed and delivered by the Guarantor, constitutes the legal, valid and binding obligation of the Guarantor, and is enforceable against the Guarantor in accordance with its terms; the Guarantor has full capacity and power to execute and deliver this Guaranty; and the execution and delivery by the Guarantor of this Guaranty and the performance by the Guarantor of his obligations hereunder, do not violate, or conflict with, any agreement, instrument, note, judgment, order or decree binding on the Guarantor or under any law, rule or regulation applicable to the Guarantor, which violation or conflict would have a material and adverse effect on the Guarantor's ability to perform his obligations under this Guaranty.

     3. This Guaranty shall inure to the benefit of the Holders and their successors and assigns.

     4. Subject to applicable statutes of limitations, no delay on the part of any of the Holders in exercising any rights hereunder, or any failure by any of the Holders to exercise any such rights, shall operate as a waiver of any such rights for any purposes, it being understood that, subject to applicable statutes of limitations, the Holders may exercise any and all of his rights hereunder at any time and from time to time pursuant to the terms hereof.

     5. Except as otherwise provided herein, this Guaranty may not be terminated, modified or amended except by a writing duly executed by Holders of Notes representing a majority of the Secured
Obligations and the Guarantor.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

     7. In the event that the Holders shall, after default by the Guarantor of any of his obligations hereunder, place this Guaranty in the hands of any attorney for enforcement and/or collection, the Guarantor shall pay to the Holders reasonable attorneys' fees together with all other reasonable costs and expenses of enforcement and collection.

     8. This Guaranty may be executed in any number of counterparts, each of whom shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned Guarantor, intending to be legally bound hereby, has executed this Guaranty as of the date set forth above.


                                        /s/  Paul Egan
                                       Paul Egan


                                       ACCEPTED AND AGREED TO:

                                       PAPELL HOLDINGS, LTD.


                                       By: /s/  International First
                                       Secretarial Group Ltd.
                                       International First Secretarial Group
                                       Ltd., Director


                                       By: /s/ C.B. Williams
                                       C.B. Williams


                                       BOAT BASIN INVESTORS LLC


                                       By: /s/  Abi Beck
                                       Abi Beck, Manager